Exhibit 99.1

Sealed Air Corporation 200 Riverfront Boulevard Elmwood Park, NJ 07407
	Investor Contact: Lori Chaitman 201-703-4161	Media Contact: Ken Aurichio 201-703-4164
For release: October 29, 2014

SEALED AIR REPORTS THIRD QUARTER 2014 RESULTS

•	Adjusted EBITDA Increased 8.4% to $300 Million or 15.2% of Net Sales
•	2014 Adjusted EPS of $0.52 Increased 24%; Reported EPS of $0.28
•	Company Raises 2014 Outlook for Adjusted EBITDA, Adjusted EPS and Free Cash Flow

CHARLOTTE, N.C., Wednesday, October 29, 2014 – Sealed Air Corporation (NYSE: SEE) today announced financial results for the third quarter 2014.  Commenting on these results, Jerome A. Peribere, President and Chief Executive Officer, said, “Our financial and operational performance in the third quarter exceeded our expectations across all key metrics.  Net sales increased 3.6% on a constant dollar basis, Adjusted EBITDA margin surpassed 15%, and Adjusted EPS increased 24%.  Adjusted gross profit margin increased 120 basis points as a result of our continued disciplines and value-added selling approach across all regions and divisions.  Despite macro-economic uncertainties, currency headwinds and volume declines in the North American protein market, we are increasing our 2014 outlook for Adjusted EBITDA and Adjusted EPS and expect to generate approximately $540 million in free cash flow.”

Unless otherwise stated, all results compare third quarter 2014 results to third quarter 2013 results and are presented on a continuing operations basis.  The Rigid Medical Packaging business, which the Company sold in December 2013, has been presented as discontinued operations.  Reported information is defined as U.S. GAAP.  Year-over-year net sales discussions present both reported and constant dollar performance.  Constant dollar sales performance excludes the impact of currency translation.  Additionally, non-U.S. GAAP adjusted financial measures, such as Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Adjusted Net Earnings, Adjusted Diluted Earnings Per Share (“Adjusted EPS”) and Tax Rate, exclude the impact of special items, such as restructuring charges, cash-settled stock appreciation rights (“SARs”) granted as part of the Diversey acquisition and certain other one-time items.

Business and Financial Highlights

•

Net sales in the Food Care division of $983 million increased 3.4% compared to last year and 3.9% on a constant dollar basis.  The increase in net sales was due to favorable price/mix of 4.0% on volumes that were essentially unchanged compared to last year.  Food Care delivered sales growth in all regions on an as reported basis and in constant dollars.  Adjusted EBITDA increased 11.1% to $178 million, or 18.1% of net sales.  This increase was due to favorable mix and price/cost spread as well as cost synergies, partially offset by non-material inflation.

•

The Diversey Care division reported net sales of $551 million, a 3.5% increase compared to last year.  On a constant dollar basis, net sales increased 3.9% with a volume increase of 3.7% and favorable price/mix of 0.2%. Latin America increased 15% on a constant currency basis and 4% on an as reported basis. AMAT increased 12% on a constant currency basis and 10% on a reported currency basis. Adjusted EBITDA increased 15.2% to $70 million, or 12.7% of net sales.  This increase was primarily due to higher volume, cost synergies and favorable mix and price/cost spread, partially offset by non-material inflation.

•

The Product Care division reported net sales of $421 million, a 4.4% increase compared to last year.  On a constant dollar basis, net sales increased by 3.9% primarily due to a favorable price/mix of 4.5%, partially offset by a 0.6% decline in volume.  North America delivered a 6% increase in net sales on an as reported basis and in constant dollars.  Product Care’s Adjusted EBITDA increased 7.2% to $74 million, or 17.7% of net sales.  This increase was largely attributable to favorable mix and price/cost spread as well as cost synergies.

Third Quarter 2014 Summary

Third quarter 2014 net sales of $2.0 billion increased 3.4% on a reported basis and 3.6% on a constant dollar basis.  Favorable product price/mix was 3.1% and volume increased 0.5%.  The Company delivered constant dollar sales growth in all regions with 8.0% growth in Latin America, 7.3% in AMAT1, 4.7% in JANZ2, 3.2% in North America, and 1.0% in Europe.  Additionally, third quarter 2014 reported net sales from Developing Regions3 increased 3.2% on a reported basis and 7.5% in constant dollars, accounting for 26.3% of total net sales.

Adjusted EBITDA for the third quarter 2014 increased 8.4% to $300 million, or 15.2% of net sales.  This compares to third quarter 2013 of $277 million, or 14.5% of net sales.  The 70 basis point improvement in Adjusted EBITDA margin in the third quarter 2014 was primarily attributable to favorable mix and price/cost spread and cost synergies, partially offset by non-material inflation.

Reported third quarter 2014 net earnings were $59 million, or $0.28 per share, which included special items largely comprised of costs associated with the previously disclosed restructuring programs, loss on refinancing activities and development grant matter.  This compares to reported net earnings of $35 million in the same period a year ago, or $0.17 per share.  Adjusted Net Earnings were $111 million or $0.52 per share in third quarter 2014.  This compares to Adjusted Net Earnings of $90 million, or $0.42 per share in third quarter 2013.  Diluted shares outstanding in the quarter were 213.9 million and 213.7 in the same period a year ago.  The Tax Rate in third quarter 2014 was 27.8% as compared with 22.1% in third quarter 2013.  This year-over-year increase was primarily due to greater earnings in the U.S. and in other jurisdictions with higher tax rates, as well as the lapse of certain U.S. tax laws, including certain foreign rules and the research and development credit.

As of October 24, 2014, the Company repurchased approximately 752,000 shares under a 10b5-1 share trading plan pursuant to the Company’s previously announced share repurchase program.  These shares were purchased for approximately $25 million, at an average price of $33.47. Additionally, as previously disclosed, the Company repurchased approximately 3.9 million shares from the WRG Asbestos PI Trust during the second quarter of this year.

Cash Flow and Net Debt

Cash flow used in operating activities for the nine months ended September 30, 2014 was $482 million, which includes the $930 million payment in February 2014 pursuant to the W. R. Grace & Co. Settlement agreement (“Settlement agreement”).  Excluding the Settlement agreement payment, cash flow provided by operating activities was $448 million, which is net of $76 million of restructuring and $18 million of SARs payments.  This compares with cash provided by operating activities of $234 million, excluding Settlement agreement accrued interest in the nine months ended September 30, 2013, which is net of $72 million of restructuring and $43 million of SARs payments.  Capital expenditures were $94 million for the nine months ended September 30, 2014 compared to $80 million for the nine months ended September 30, 2013.

Free Cash Flow, defined as net cash used in operating activities less capital expenditures, was a use of $576 million in the nine months ended September 30, 2014.  Excluding the Settlement agreement payment, Free Cash Flow was a source of $354 million, compared with a source of $154 million during the same period a year ago.  Compared to December 31, 2013, the Company’s net debt decreased $137 million to $4.2 billion as of September 30, 2014.  This decrease was primarily a result of Free Cash Flow excluding the Settlement agreement payment partially offset by amounts paid for dividends and share repurchases.

[1]	AMAT is comprised of Asia, Middle East, Africa and Turkey.
[2]	JANZ is comprised of Japan, Australia and New Zealand.
[3]	Developing Regions are Africa, Asia (excluding Japan and South Korea), Central and Eastern Europe, and Latin America.

Outlook for Full Year 2014

The Company estimates net sales to be approximately $7.7 billion for the full year 2014, which assumes an unfavorable impact of approximately 2% from foreign currency translation.  The Company previously estimated the impact of unfavorable foreign currency translation of approximately 1%.

Despite unfavorable currency translation, the Company is increasing its 2014 full year outlook for Adjusted EBITDA, Adjusted EPS and Free Cash Flow.  Adjusted EBITDA is anticipated to be approximately $1.110 billion, an increase from the previously provided forecast of $1.085 billion to $1.095 billion.  Adjusted EPS is expected to be in the range of $1.70 to $1.75 as compared to the previously provided guidance of $1.65 to $1.70.

Free Cash Flow is estimated to be approximately $540 million as compared to the previously provided outlook of $485 million.  The Company is revising its 2014 estimates for cash restructuring charges to be approximately $100 million and maintaining its forecast for capital expenditures of approximately $150 million.  The Company’s Free Cash Flow target excludes the Settlement agreement payment referenced above.

Conference Call Information

Date:	October 29, 2014
Time:	8:30am (ET)
Webcast:	www.sealedair.com in the Investor Relations section
Conference Dial In:	(888) 713-4205 (domestic)
(617) 213-4862 (international)
Participant Code:	57038879

Conference Call Replay Information

Dates:	Wednesday, October 29, 2014 starting at 12:30pm (ET) through
Wednesday, December 3, 2014 at 11:59pm (ET)
Webcast:	www.sealedair.com in the Investor Relations section
Conference Dial In:	(888) 286-8010 (domestic)
(617) 801-6888 (international)
Participant Code:	80621522

Business

Sealed Air Corporation creates a world that feels, tastes and works better. In 2013, the Company generated revenue of approximately $7.7 billion by helping our customers achieve their sustainability goals in the face of today’s biggest social and environmental challenges. Our portfolio of widely recognized brands, including Cryovac® brand food packaging solutions, Bubble Wrap® brand cushioning and Diversey® cleaning and hygiene solutions, ensures a safer and less wasteful food supply chain, protects valuable goods shipped around the world, and improves health through clean environments. Sealed Air has approximately 25,000 employees who serve customers in 175 countries. To learn more, visit www.sealedair.com.

Website Information

We routinely post important information for investors on our website, www.sealedair.com, in the "Investor Relations" section.  We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under SEC Regulation FD.  Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts.  The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-U.S. GAAP Information

In this press release and supplement, we have included several non-U.S. GAAP financial measures, including Adjusted Net Earnings and EPS, net sales on a "constant dollar" basis, Adjusted Gross Profit, Adjusted Operating Profit, Free Cash Flow, EBITDA, Adjusted EBITDA and Tax Rate. We present results and guidance, adjusted to exclude the effects of certain specified items (“special items”) and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods or prior guidance.  We may use Adjusted EPS, net sales on a constant dollar basis, Adjusted Net Earnings, Adjusted Gross Profit, Adjusted Operating Profit, measures of free cash flow, net debt, and Adjusted EBITDA measures to determine performance-based compensation.  Our management uses financial measures excluding the effects of foreign currency translation in evaluating operating performance.  Management believes that this information may be useful to investors.  For a reconciliation of these non-U.S. GAAP measures to U.S. GAAP and other important information on our use of non-U.S. GAAP financial measures, see the attached supplementary information entitled “Condensed Consolidated Statements of Cash Flows” (under the section entitled “Non-U.S. GAAP Free Cash Flow”), “Reconciliation of U.S. GAAP Condensed Consolidated Statements of Operations to Non-U.S. GAAP Adjusted Condensed Consolidated Statements of Operations and Non-U.S. GAAP Adjusted EBITDA,” “Segment Information,” and “Components of Change in Net Sales by Segment.”

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans to,” “will” and similar expressions.  These statements reflect our beliefs and expectations as to future events and trends affecting our business, our consolidated financial position and our results of operations.  Examples of these forward-looking statements include expectations regarding our anticipated effective income tax rate, the potential cash tax benefits associated with the W. R. Grace & Co. Settlement agreement (as defined in the Company’s Annual Report on Form 10-K), potential volume, revenue and operating growth for future periods, expectations and assumptions associated with our restructuring programs, availability and pricing of raw materials, success of our growth initiatives, economic conditions, and the success of pricing actions.  A variety of factors may cause actual results to differ materially from these expectations, including domestic and international economic and political conditions, changes in our raw material and energy costs, credit ratings, the success of restructuring plans, currency translation and devaluation effects, the competitive environment, the effects of animal and food-related health issues, environmental matters, and regulatory actions and legal matters.  For more extensive information, see “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” which appear in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events, or otherwise.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS(1)

(Unaudited)

(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
		Revised(2)		Revised(2)
Net sales	$1,975.5	$1,912.0	$5,776.8	$5,678.3
Cost of sales	1,281.9	1,262.1	3,762.3	3,757.1
Gross profit	693.6	649.9	2,014.5	1,921.2
As a % of total net sales	35.1%	34.0%	34.9%	33.8%
Selling, general and administrative expenses(3)	467.4	426.0	1,374.5	1,310.6
As a % of total net sales	23.7%	22.3%	23.8%	23.1%
Amortization expense of intangible assets acquired	30.4	29.1	92.8	92.4
Stock appreciation rights expense(4)	1.0	8.7	3.2	26.8
Integration related costs	1.4	0.3	3.3	0.7
Restructuring and other charges	11.4	49.5	31.6	61.2
Operating profit	182.0	136.3	509.1	429.5
Interest expense	(69.7)	(88.9)	(222.1)	(269.4)
Impairments of equity method investment	0.2	(2.1)	(5.7)	(2.1)
Foreign currency exchange (losses) gains related to Venezuelan subsidiaries(5)	(4.1)	0.7	(18.9)	(12.9)
Gain from Claims Settlement(6)	—	—	21.1	—
Loss on debt redemption and refinancing activities(7)	(17.7)	—	(18.5)	(32.4)
Other income (expense), net	4.3	0.3	5.8	(2.7)
Earnings from continuing operations before income tax provision	95.0	46.3	270.8	110.0
Income tax provision	35.7	11.2	79.5	19.9
Effective income tax rate	37.6%	24.2%	29.4%	18.1%
Net earnings from continuing operations	59.3	35.1	191.3	90.1
Net earnings from discontinued operations(2)	—	2.5	—	6.5
Net earnings available to common stockholders	$59.3	$37.6	$191.3	$96.6
Net earnings per common share(8):
Basic :
Continuing operations	$0.28	$0.18	$0.91	$0.46
Discontinued operations	—	0.01	—	0.03
Net earnings per common share - basic	$0.28	$0.19	$0.91	$0.49
Diluted:
Continuing operations	$0.28	0.17	$0.88	0.42
Discontinued operations	—	0.01	—	0.03
Net earnings per common share - diluted	$0.28	$0.18	$0.88	$0.45
Dividends per common share	$0.13	$0.13	$0.39	$0.39
Weighted average number of common shares outstanding:
Basic	210.4	194.9	210.2	194.5
Diluted	213.9	213.7	215.7	213.4

(1)

The supplementary information included in this press release for 2014 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)

In December 2013, we completed the sale of our rigid medical packaging business for net cash proceeds of $122 million. The financial results of the rigid medical packaging business is reported as discontinued operations, net of tax, and accordingly all previously reported financial information has been revised.

(3)

As previously disclosed in our 2013 Annual Report on Form 10-K, on May 25, 2010, one of our Italian subsidiaries received a demand from the Italian Ministry of Economic Development (the “Ministry”) for the total repayment of grant monies paid to two of our former subsidiaries (a former Product Care business) in the amount of €5 million. With accrued interest the total value of the demand currently stands at €10 million ($14 million equivalent at September 30, 2014). Our Italian subsidiary submitted a total denial of liability in regard to this matter on June 30, 2010. A hearing on the merits was held on July 3, 2014; in mid-September, our subsidiary was advised that the demand for repayment of €10 million was upheld.  Accordingly, in the three months ended September 30, 2014, we have recorded a current liability and corresponding charge of $14 million ($0.07 per share) related to this matter. The liability is included in other current liabilities on the condensed consolidated balance sheets and the charge is included in selling, general and administrative expenses on the condensed consolidated statements of operations. The charge is treated as a special item and included in Corporate in the Other category. We have filed an application to suspend enforcement of the judgment pending appeal.

(4)

At September 30, 2014, the remaining amount of unvested cash-settled stock appreciation rights (“SARs”) will fully vest by March 31, 2015. However, we will continue to incur expense related to these SARs until the last expiration date of these awards (March 2021). The amount of related future expense will fluctuate based on exercise and forfeiture activity and changes in the assumptions used in the valuation model, including the price of Sealed Air common stock.

(5)

Based on changes to the Venezuelan currency exchange rate mechanisms, we changed the exchange rate we used to remeasure our Venezuelan subsidiary’s financial statements into U.S. dollars. As a result of the change in our excess cash position in our Venezuelan subsidiaries being remeasured, we recorded a remeasurement loss of $4 million in the three months ended September 30, 2014 and $19 million in the nine months ended September 30, 2014. In February 2013, the Venezuelan government announced a devaluation of the Bolivar from an official exchange rate of 4.3 to 6.3 bolivars per U.S. dollar. Due to this devaluation, as of September 30, 2013, we remeasured our bolivar denominated monetary assets and liabilities, which resulted in a pretax gain of $1 million in the three months ended September 30, 2013 and a $13 million pretax loss in the nine months ended September 30, 2013.

(6)

As previously disclosed in our Quarterly Report on Form 10-Q for the three months ended March 31, 2014, on February 3, 2014 we funded the cash consideration ($930 million) and issued the shares reserved under the Settlement agreement as defined therein. As a result, we recognized a gain on Claims Settlement of $21 million, which primarily consisted of the release of certain tax and other liabilities.

(7)

On July 25, 2014, we refinanced our amended and restated credit with Bank of America, N.A., as agent, and the other financial institutions party thereto. On August 29, 2014, we completed the $100 million delayed draw as part of the term loan A facility. As part of the draw, we also completed cross currency swaps, which convert our floating U.S. dollar denominated obligation under the term loan A into a fixed Brazilian real denominated obligation.

As a result of the refinancing, we recognized $18 million of loss on refinancing activities on our condensed consolidated statements of operations. This amount includes $13 million of accelerated unamortized original issuance discount related to term loan B and unamortized lender and non-lender fees related to the entire credit facility. Also included in the loss on debt redemption was $5 million of non-lender fees incurred in connection with the Second Restatement Agreement. In addition, we recorded $2 million of lender fees which are included in the carrying amount of the debt instruments. We also capitalized $5 million of non-lender fees which are included in other assets, net on our condensed consolidated balance sheet.

(8)	Net earnings per common share is calculated under the two-class method. See our Quarterly Report on Form 10-Q for further details.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

CONDENSED CONSOLIDATED BALANCE SHEETS(1)

(Unaudited)

(In millions)

	September 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$420.7	$992.4
Trade receivables, net(2)	1,042.7	1,126.4
Other receivables	362.6	147.9
Inventories	765.7	688.4
Other current assets	321.0	462.6
Total current assets	2,912.7	3,417.7
Property and equipment, net	1,024.3	1,134.5
Goodwill	3,057.0	3,114.6
Intangible assets, net	909.6	1,016.9
Other assets, net	450.9	450.5
Total assets	$8,354.5	$9,134.2
Liabilities and stockholders' equity
Current liabilities:
Short-term borrowings	$417.0	$81.6
Current portion of long-term debt	1.3	201.5
Accounts payable	660.2	524.5
Settlement agreement and related accrued interest(3)	—	925.1
Other current liabilities	941.8	968.1
Total current liabilities	2,020.3	2,700.8
Long-term debt, less current portion	4,197.7	4,116.4
Other liabilities	809.2	926.5
Total liabilities	7,027.2	7,743.7
Total parent company stockholders' equity	1,327.3	1,389.1
Noncontrolling interests	—	1.4
Total stockholders' equity	1,327.3	1,390.5
Total liabilities and stockholders' equity	$8,354.5	$9,134.2

CALCULATION OF NET DEBT (1)

	September 30,	December 31,
	2014	2013

Short-term borrowings	$417.0	$81.6
Current portion of long-term debt	1.3	201.5
Settlement agreement and related accrued interest(3)	—	925.1
Long-term debt, less current portion	4,197.7	4,116.4
Total debt	4,616.0	5,324.6
Less: cash and cash equivalents	(420.7)	(992.4)
Net debt	$4,195.3	$4,332.2

(1)

The supplementary information included in this press release for 2014 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)

As of September 30, 2014, we had $87 million of borrowings outstanding under our accounts receivable securitization programs, and, accordingly, the trade receivables that serve as collateral under these borrowings were reclassified from trade receivables, net to other current assets.

(3)

As previously disclosed in our Quarterly Report on Form 10-Q for the three months ended March 31, 2014, on February 3, 2014 we funded the cash consideration and issued the shares reserved under the Settlement agreement.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS(1)

(Unaudited)

(In millions)

	Nine Months Ended September 30,
	2014	2013
		Revised(2)
Net earnings available to common stockholders - continuing operations	$191.3	$90.1
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities - continuing operations(3)	316.9	273.2
Changes in:
Trade receivables, net	(62.5)	(34.7)
Inventories	(121.0)	(107.6)
Accounts payable	159.1	48.2
Settlement agreement and related accrued interest (4)	(929.7)	36.2
Changes in all other operating assets and liabilities	(35.8)	(35.4)
Cash flow (used in) provided by operating activities - continuing operations	(481.7)	270.0

Capital expenditures for property and equipment	(93.8)	(79.6)
Other investing activities	5.1	4.6
Cash flow used in investing activities - continuing operations	(88.7)	(75.0)

Net proceeds from short-term borrowings and long-term debt(5)	233.8	12.4
Repurchase of common stock	(134.0)	—
Dividends paid on common stock	(83.9)	(76.4)
Acquisition of common stock for tax withholding obligations under our 2005 contingent stock plan	(2.9)	(3.9)
Payments of debt issuance costs	(12.3)	(7.7)
Payments of debt extinguishment costs	—	(26.2)
Cash flow provided by (used in) financing activities - continuing operations	0.7	(101.8)

Cash flow from discontinued operations	—	7.8

Effect of foreign currency exchange rates on cash and cash equivalents	(2.0)	(3.9)

Cash and cash equivalents beginning of period	$992.4	$679.6
Net change in cash and cash equivalents	(571.7)	97.1
Cash and cash equivalents end of period	$420.7	$776.7

Non-U.S. GAAP Free Cash Flow:
Cash flow from operating activities - continuing operations(4)	$(481.7)	$270.0
Capital expenditures for property and equipment	(93.8)	(79.6)
Free Cash Flow(5)	$(575.5)	$190.4
Settlement agreement and related accrued interest (4)	(929.7)	36.2
Free Cash Flow excluding Settlement agreement and related accrued interest	$354.2	$154.2

Additional Cash Flow Information:
Interest payments, net of amounts capitalized	$660.6	$254.0
Income tax payments	$65.8	$77.2
SARs payments (less amounts included in restructuring payments)	$18.0	$42.8
Restructuring payments (including associated costs)	$75.8	$71.7

(1)

The supplementary information included in this press release for 2014 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)

In December 2013, we completed the sale of our rigid medical packaging business. The financial results of the rigid medical packaging business are reported as discontinued operations, net of tax, and accordingly all previously reported financial information has been revised.

(3)

2014 primarily consists of depreciation and amortization of $242 million, profit sharing expense of $30 million, loss on debt redemption and refinancing activities of $19 million and the development grant matter of $14 million, partially offset by gain on Settlement agreement of $(21) million. 2013 primarily consists of depreciation and amortization of $263 million, loss on debt redemption of $32 million and profit sharing expense of $30 million, partially offset by deferred taxes, net of $(49) million.

(4)

In February 2014, we used $930 million of cash to fund the cash portion of the Settlement agreement and related accrued interest. To fund the cash payment, we used $555 million of cash and cash equivalents and utilized borrowings of $260 million from our revolving credit facility and $115 million from our accounts receivable securitization programs.

(5)

Free cash flow does not represent residual cash available for discretionary expenditures, including mandatory debt servicing requirements or non-discretionary expenditures that are not deducted from this measure.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

RECONCILIATION OF U.S. GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TO

NON-U.S. GAAP ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

NON-U.S. GAAP ADJUSTED EBITDA(1)

(Unaudited)

(In millions, except per share data)

	Three Months Ended
	September 30,
	2014			2013
	U.S. GAAP As Reported	Special Items(2)	Non-U.S. GAAP Adjusted	U.S. GAAP As Reported	Special Items(2)	Non-U.S. GAAP Adjusted
				Revised(3)		Revised(3)
Net sales	$1,975.5	$—	$1,975.5	$1,912.0	$—	$1,912.0
Cost of sales	1,281.9	(1.8)	1,280.1	1,262.1	(0.7)	1,261.4
Gross profit	693.6	1.8	695.4	649.9	0.7	650.6
As a % of total net sales	35.1%		35.2%	34.0%		34.0%
Selling, general and administrative expenses	467.4	(20.9)	446.5	426.0	(7.6)	418.4
As a % of total net sales	23.7%		22.6%	22.3%		21.9%
Amortization expense of intangible assets acquired	30.4	—	30.4	29.1	—	29.1
Stock appreciation rights expense	1.0	(1.0)	—	8.7	(8.7)	—
Integration related costs	1.4	(1.4)	—	0.3	(0.3)	—
Restructuring and other charges	11.4	(11.4)	—	49.5	(49.5)	—
Operating profit	182.0	36.5	218.5	136.3	66.8	203.1
As a % of total net sales	9.2%		11.1%	7.1%		10.6%
Interest expense	(69.7)	—	(69.7)	(88.9)	—	(88.9)
Impairments of equity method investment	0.2	(0.2)	—	(2.1)	2.1	—
Foreign currency exchange (losses) gains related to Venezuelan subsidiaries	(4.1)	4.1	—	0.7	(0.7)	—
Gain from Claims Settlement	—	—	—	—	—	—
Loss on debt redemption and refinancing activities	(17.7)	17.7	—	—	—	—
Other income (expense), net	4.3	(0.1)	4.2	0.3	0.4	0.7
Earnings from continuing operations before income tax provision	95.0	58.0	153.0	46.3	68.6	114.9
Income tax provision	35.7	6.8	42.5	11.2	14.2	25.4
Effective income tax rate	37.6%		27.8%	24.2%		22.1%
Net earnings from continuing operations	59.3	51.2	110.5	35.1	54.4	89.5
Net earnings from discontinued operations	—	—	—	2.5	(2.5)	—
Net earnings available to common stockholders	$59.3	$51.2	$110.5	$37.6	$51.9	$89.5
Net earnings per common share:
Diluted:
Continuing operations	$0.28	$0.24	$0.52	$0.17	$0.25	$0.42
Discontinued operations	—	—	—	0.01	(0.01)	—
Net earnings per common share - diluted	$0.28	$0.24	$0.52	$0.18	$0.24	$0.42

Weighted average number of common shares outstanding:
Diluted	213.9	213.9	213.9	213.7	213.7	213.7
Non-U.S. GAAP Adjusted EBITDA:
Non-U.S. GAAP Adjusted Operating Profit			$218.5			$203.1
Other income (expense), net			4.2			0.7
Depreciation and amortization(4)			77.3			72.7
Write down of non-strategic assets, included in depreciation and amortization			(0.4)			—
Non-U.S. GAAP Adjusted EBITDA			$299.6			$276.5
As a % of total net sales			15.2%			14.5%

(1)

The supplementary information included in this press release for 2014 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)

Special items consist of certain one-time costs or charges/credits that are included in our U.S. GAAP reported results. These special items include restructuring and other associated costs related to our previously announced Earnings Quality Improvement Program (“EQIP”) and the Integration and Optimization Program (“IOP”) restructuring programs, foreign currency exchange losses related to Venezuelan subsidiaries and stock appreciation rights (“SARs”) expense and, in 2014, the development grant matter and losses recorded on debt redemption and refinancing activities.

(3)

In December 2013, we completed the sale of our rigid medical packaging business. The financial results of the rigid medical packaging business is reported as discontinued operations, net of tax, and accordingly all previously reported financial information has been revised.

(4)	Depreciation and amortization includes:

	Three Months Ended
	September 30,
	2014	2013
Depreciation of property, plant and equipment	$36.6	$38.1
Amortization of intangible assets acquired	30.4	29.1
Amortization of deferred share-based compensation	10.3	5.5
Total	$77.3	$72.7

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

RECONCILIATION OF U.S. GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TO

NON-U.S. GAAP ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND NON-U.S. GAAP ADJUSTED EBITDA(1)

(Unaudited)

(In millions, except per share data)

	Nine Months Ended
	September 30,
	2014			2013
	U.S. GAAP As Reported	Special Items(2)	Non-U.S. GAAP Adjusted	U.S. GAAP As Reported	Special Items(2)	Non-U.S. GAAP Adjusted
Net sales	$5,776.8	$—	$5,776.8	$5,678.3	$—	$5,678.3
Cost of sales	3,762.3	(8.1)	3,754.2	3,757.1	(5.7)	3,751.4
Gross profit	2,014.5	8.1	2,022.6	1,921.2	5.7	1,926.9
As a % of total net sales	34.9%		35.0%	33.8%		33.9%
Selling, general and administrative expenses	1,374.5	(29.8)	1,344.7	1,310.6	(19.2)	1,291.4
As a % of total net sales	23.8%		23.3%	23.1%		22.7%
Amortization expense of intangible assets acquired	92.8	—	92.8	92.4	—	92.4
Stock appreciation rights expense	3.2	(3.2)	—	26.8	(26.8)	—
Integration related costs	3.3	(3.3)	—	0.7	(0.7)	—
Restructuring and other charges	31.6	(31.6)	—	61.2	(61.2)	—
Operating profit	509.1	76.0	585.1	429.5	113.6	543.1
As a % of total net sales	8.8%		10.1%	7.6%		9.6%
Interest expense	(222.1)	—	(222.1)	(269.4)	—	(269.4)
Impairments of equity method investment	(5.7)	5.7	—	(2.1)	2.1	—
Foreign currency exchange (losses) gains related to Venezuelan subsidiaries	(18.9)	18.9	—	(12.9)	12.9	—
Gain from Claims Settlement	21.1	(21.1)	—	—	—	—
Loss on debt redemption and refinancing activities	(18.5)	18.5	—	(32.4)	32.4	—
Other income (expense), net	5.8	3.6	9.4	(2.7)	0.7	(2.0)
Earnings from continuing operations before income tax provision	270.8	101.6	372.4	110.0	161.7	271.7
Income tax provision	79.5	20.4	99.9	19.9	38.5	58.4
Effective income tax rate	29.4%		26.8%	18.1%		21.5%
Net earnings from continuing operations	191.3	81.2	272.5	90.1	123.2	213.3
Net earnings from discontinued operations	—	—	—	6.5	(6.5)	—
Net earnings available to common stockholders	$191.3	$81.2	$272.5	$96.6	$116.7	$213.3
Net earnings per common share:
Diluted:
Continuing operations	$0.88	$0.38	$1.26	$0.42	$0.58	$1.00
Discontinued operations	—	—	—	0.03	(0.03)	—
Net earnings per common share - diluted	$0.88	$0.38	$1.26	$0.45	$0.55	$1.00

Weighted average number of common shares outstanding:

Diluted	215.7	215.7	215.7	213.4	213.4	213.4
Non-U.S. GAAP Adjusted EBITDA:
Non-U.S. GAAP Adjusted Operating Profit			$585.1			$543.1
Other income (expense), net			9.4			(2.0)
Depreciation and amortization(4)			241.7			234.0
Write down of non-strategic assets, included in depreciation and amortization			(0.2)			(5.0)
Non-U.S. GAAP Adjusted EBITDA			$836.0			$770.1
As a % of total net sales			14.5%			13.6%

(1)

The supplementary information included in this press release for 2014 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)

Special items consist of certain one-time costs or charges/credits that are included in our U.S. GAAP reported results. These special items include restructuring and other associated costs related to our previously announced EQIP and IOP restructuring programs, foreign currency exchange losses related to Venezuelan subsidiaries, losses recorded on debt redemption and refinancing activities and stock appreciation rights (“SARs”) expense and, in 2014, the gain from Claims Settlement and the development grant matter.

(3)

In December 2013, we completed the sale of our rigid medical packaging business. The financial results of the rigid medical packaging business is reported as discontinued operations, net of tax, and, accordingly all previously reported financial information has been revised.

(4)	Depreciation and amortization includes:

	Nine Months Ended
	September 30,
	2014	2013
Depreciation of property, plant and equipment	$112.2	$121.2
Amortization of intangible assets acquired	92.8	92.4
Amortization of deferred share-based compensation	36.7	20.4
Total	$241.7	$234.0

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

SEGMENT INFORMATION(1)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2014	2013	Change	2014	2013	Change
		Revised(2)			Revised(2)
Net Sales:
Food Care	$983.4	$951.0	3.4%	$2,849.9	$2,801.1	1.7%
As a % of Total Company net sales	49.8%	49.7%		49.3%	49.3%
Diversey Care	550.8	532.0	3.5%	1,637.2	1,614.9	1.4%
As a % of Total Company net sales	27.9%	27.8%		28.3%	28.4%
Product Care	420.7	403.1	4.4%	1,223.2	1,185.1	3.2%
As a % of Total Company net sales	21.3%	21.1%		21.2%	20.9%
Total Reportable Segments Net Sales	1,954.9	1,886.1	3.6%	5,710.3	5,601.1	1.9%
Other	20.6	25.9	(20.4)%	66.5	77.2	(13.8)%
Total Company Net Sales	$1,975.5	$1,912.0	3.4%	$5,776.8	$5,678.3	1.7%

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2014	2013	Change	2014	2013	Change
		Revised(2)			Revised(2)
Adjusted EBITDA:
Food Care	$178.4	$160.6	11.1%	$497.3	$454.5	9.4%
Adjusted EBITDA Margin	18.1%	16.9%		17.4%	16.2%
Diversey Care	69.9	60.7	15.2%	186.7	176.6	5.7%
Adjusted EBITDA Margin	12.7%	11.4%		11.4%	10.9%
Product Care	74.4	69.4	7.2%	215.4	193.3	11.4%
Adjusted EBITDA Margin	17.7%	17.2%		17.6%	16.3%
Total Reportable Segments Adjusted EBITDA	322.7	290.7	11.0%	899.4	824.4	9.1%
Other	(23.1)	(14.2)	62.7%	(63.4)	(54.3)	16.7%
Non-U.S. GAAP Total Company Adjusted EBITDA	$299.6	$276.5	8.4%	$836.0	$770.1	8.6%
Adjusted EBITDA Margin	15.2%	14.5%		14.5%	13.6%

(1)

As previously announced, effective as of January 1, 2014, the Company changed its segment reporting structure in order to reflect the way management now makes operating decisions and manages the growth and profitability of the business. See our Current Report on Form 8-K filed with the SEC on April 16, 2014 for further details. The supplementary information included in this press release for 2014 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)

In December 2013, we completed the sale of our rigid medical packaging business. The financial results of the rigid medical packaging business is reported as discontinued operations, net of tax, and accordingly all previously reported financial information has been revised.

SEALED AIR CORPORATION

SEGMENT INFORMATION – CONTINUED

SUPPLEMENTARY INFORMATION(1)

RECONCILIATION OF NON-U.S. GAAP TOTAL COMPANY ADJUSTED EBITDA TO

U.S. GAAP NET EARNINGS FROM CONTINUING OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
		Revised(2)		Revised(2)
Non-U.S. GAAP Total Company Adjusted EBITDA	$299.6	$276.5	$836.0	$770.1
Depreciation and amortization (3)	(77.3)	(72.7)	(241.7)	(234.0)
Special items(4):

Write down of non-strategic assets included in depreciation and amortization	0.4	—	0.2	5.0
Restructuring and other charges(5)	(11.4)	(49.5)	(31.6)	(61.2)
Other restructuring associated costs included in cost of sales and selling, general and administrative expenses	(8.0)	(8.3)	(23.4)	(24.9)
Development grant matter included in selling, general and administrative expenses	(14.0)	—	(14.0)	—
Relocation costs included in selling, general and administrative expenses	(0.5)	—	(0.5)	—
SARs	(1.0)	(8.7)	(3.2)	(26.8)
Integration related costs	(1.4)	(0.3)	(3.3)	(0.7)
Impairments of equity method investment	0.2	(2.1)	(5.7)	(2.1)
Foreign currency exchange (losses) gains related to Venezuelan subsidiaries	(4.1)	0.7	(18.9)	(12.9)
Loss on debt redemption and refinancing activities	(17.7)	—	(18.5)	(32.4)
Gain from Claims Settlement in 2014 and related costs	(0.1)	(0.3)	20.5	(0.6)
Non-operating charge for contingent guarantee included in other income (expense), net	(2.5)	—	(2.5)	—
Other income (expense), net	2.5	(0.1)	(0.5)	(0.1)
Interest expense	(69.7)	(88.9)	(222.1)	(269.4)
Income tax provision	35.7	11.2	79.5	19.9
U.S. GAAP net earnings from continuing operations	$59.3	$35.1	$191.3	$90.1

Notes:

(1)

The supplementary information included in this press release for 2014 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)

In December 2013, we sold our rigid medical packaging business. The financial results of the rigid medical packaging business are reported as discontinued operations, net of tax, and accordingly all previously reported financial information has been revised.

(3)	Depreciation and amortization by segment is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
		Revised(2)		Revised(2)
Food Care	$30.6	$29.9	$92.1	$89.3
Diversey Care	31.9	30.9	98.9	99.0
Product Care	9.8	9.4	30.7	28.8
Total reportable segments	72.3	70.2	221.7	217.1
Other	5.0	2.5	20.0	16.9
Total Company depreciation and amortization	$77.3	$72.7	$241.7	$234.0

(4)

Includes items we consider unusual or special items. See Note 2 of “Reconciliation of U.S. GAAP Condensed Consolidated Statements of Operations to Non-U.S. GAAP Adjusted Condensed Consolidated Statements of Operations and Non-U.S. GAAP Adjusted EBITDA,” for further information.

(5)	Restructuring and other charges by segment is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
		Revised(2)		Revised(2)
Food Care	$1.8	$16.4	$12.9	$19.9
Diversey Care	8.2	21.4	12.0	26.3
Product Care	1.3	10.4	6.3	13.6
Total reportable segments	11.3	48.2	31.2	59.8
Other	0.1	1.3	0.4	1.4
Total Company restructuring and other charges	$11.4	$49.5	$31.6	$61.2

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

COMPONENTS OF CHANGE IN NET SALES BY SEGMENT(1)

(Unaudited)

(In millions)

	Three Months Ended September 30, 2014
	Food Care		Diversey Care		Product Care		Other		Total Company
Volume - Units	$(1.4)	(0.1)%	$19.7	3.7%	$(2.4)	(0.6)%	$(7.1)	(27.4)%	$8.8	0.5%
Product price/mix (2)	38.3	4.0	1.1	0.2	18.0	4.5	1.7	6.6	59.1	3.1
Foreign currency translation	(4.5)	(0.5)	(2.0)	(0.4)	2.0	0.5	0.1	0.4	(4.4)	(0.2)
Total change (U.S. GAAP)	$32.4	3.4%	$18.8	3.5%	$17.6	4.4%	$(5.3)	(20.4)%	$63.5	3.4%
Foreign currency translation	4.5	0.5%	2.0	0.4%	(2.0)	(0.5)%	(0.1)	(0.4)%	4.4	0.2%
Total constant dollar change (Non-U.S. GAAP)(3)	$36.9	3.9%	$20.8	3.9%	$15.6	3.9%	$(5.4)	(20.8)%	$67.9	3.6%

	Nine Months Ended September 30, 2014
	Food Care		Diversey Care		Product Care		Other		Total Company
Volume - Units	$(11.3)	(0.4)%	$14.2	0.9%	$0.2	—%	$(14.0)	(18.1)%	$(10.9)	(0.2)%
Product price/mix (2)	118.6	4.2	28.0	1.7	38.6	3.3	2.7	3.5	187.9	3.3
Foreign currency translation	(58.5)	(2.1)	(19.9)	(1.2)	(0.7)	(0.1)	0.6	0.8	(78.5)	(1.4)
Total change (U.S. GAAP)	$48.8	1.7%	$22.3	1.4%	$38.1	3.2%	$(10.7)	(13.8)%	$98.5	1.7%
Foreign currency translation	58.5	2.1%	19.9	1.2%	0.7	0.1%	(0.6)	(0.8)%	78.5	1.4%
Total constant dollar change (Non-U.S. GAAP)(3)	$107.3	3.8%	$42.2	2.6%	$38.8	3.3%	$(11.3)	(14.6)%	$177.0	3.1%

(1)

The results above are presented on a continuing operations basis, excluding our rigid medical packaging business, which we sold in December 2013. The supplementary information included in this press release for 2014 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)

Our product price/mix reported above includes the net impact of our pricing actions and rebates as well as the period-to-period change in the mix of products sold. Also included in our reported product price/mix is the net effect of some of our customers purchasing our products in non-U.S. dollar or euro denominated countries at selling prices denominated in U.S. dollars or euros. This primarily arises when we export products from the U.S. and euro-zone countries.

(3)

Changes in these items excluding the impact of foreign currency translation are non-U.S. GAAP financial measures. Since we are a U.S. domiciled company, we translate our foreign-currency-denominated financial results into U.S. dollars. Due to changes in the value of foreign currencies relative to the U.S. dollar, translating our financial results from foreign currencies to U.S. dollars may result in a favorable or unfavorable impact. It is important that we take into account the effects of foreign currency translation when we view our results and plan our strategies. Nonetheless, we cannot control changes in foreign currency exchange rates. Consequently, when our management looks at our financial results to measure the core performance of our business, we exclude the impact of foreign currency translation by translating our current period results at prior period foreign currency exchange rates. We also may exclude the impact of foreign currency translation when making incentive compensation determinations. As a result, our management believes that these presentations are useful internally and may be useful to our investors.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

COMPONENTS OF CHANGE IN NET SALES BY REGION(1)

Unaudited

(In millions)

	Three Months Ended September 30, 2014
	North America	Europe	Latin America	AMAT(2)	JANZ(3)	Total
Change in Net Sales
Volume - Units	$6.6	$(1.8)	$(9.3)	$10.1	$3.2	$8.8
% change	0.9%	(0.3)%	(4.4)%	4.7%	2.5%	0.5%
Product price/mix	17.0	7.5	25.9	5.7	3.0	59.1
% change	2.3%	1.3%	12.4%	2.6%	2.2%	3.1%
Foreign currency translation	(2.4)	11.7	(15.8)	(2.1)	4.2	(4.4)
% change	(0.3)%	2.0%	(7.6)%	(1.0)%	3.2%	(0.2)%
Total change (U.S. GAAP)	$21.2	$17.4	$0.8	$13.7	$10.4	$63.5
% change	2.9%	3.0%	0.4%	6.3%	7.9%	3.4%

Foreign currency translation	$2.4	$(11.7)	$15.8	$2.1	$(4.2)	$4.4
Total constant dollar change (Non-U.S. GAAP)	$23.6	$5.7	$16.6	$15.8	$6.2	$67.9
Constant dollar % change	3.2%	1.0%	8.0%	7.3%	4.7%	3.6%

	Nine Months Ended September 30, 2014
	North America	Europe	Latin America	AMAT(2)	JANZ(3)	Total
Change in Net Sales
Volume - Units	$(10.0)	$(8.5)	$(20.7)	$29.3	$(1.0)	$(10.9)
% change	(0.4)%	(0.5)%	(3.3)%	4.6%	(0.2)%	(0.2)%
Product price/mix	78.0	11.6	72.7	14.8	10.8	187.9
% change	3.5%	0.7%	11.7%	2.3%	2.6%	3.3%
Foreign currency translation	(13.4)	56.9	(76.5)	(26.9)	(18.6)	(78.5)
% change	(0.6)%	3.2%	(12.3)%	(4.2)%	(4.5)%	(1.4)%
Total change (U.S. GAAP)	$54.6	$60.0	$(24.5)	$17.2	$(8.8)	$98.5
% change	2.5%	3.4%	(3.9)%	2.7%	(2.1)%	1.7%

Foreign currency translation	13.4	(56.9)	76.5	26.9	18.6	78.5
Total constant dollar change (Non-U.S. GAAP)	$68.0	$3.1	$52.0	$44.1	$9.8	$177.0
Constant dollar % change	3.1%	0.2%	8.4%	6.9%	2.4%	3.1%

(1)

The results above are presented on a continuing operations basis, excluding our rigid medical packaging business, which we sold in December 2013. The supplementary information included in this press release for 2014 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)	AMAT consists of Asia, Middle East, Africa and Turkey.
(3)	JANZ consists of Japan, Australia and New Zealand.